Exhibit 23.1

WOLF & COMPANY, P.C.	Certified Public Accountants and Business Consultants

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Westfield Financial, Inc.'s Registration Statement No. 333-73132 on Form S-8 of our report dated July 16, 2008 relating to our audit of the financial statements of the 401(k) Plan as Adopted by Westfield Bank appearing in this Annual Report on Form 11-K for the year ended December 31, 2007.

/s/ Wolf & Company, P.C.

Boston, Massachusetts July 16, 2008

99 High Street • Boston, Massachusetts • 02110-2320 • Phone 617-439-9700 • Fax 617-542-0400
1500 Main Street • Suite 1500 • Springfield, Massachusetts • 01115 • Phone 413-747-9042 • Fax 413-739-5149
125 Wolf Road • Suite 209 • Albany, New York • 12205 • Phone 518-454-0880 • Fax 518-454-0882
www.wolfandco.com
